Safer Residence Corp. Announces Name Change And New Business Direction As Solar Enertech Corp.

MENLO PARK, CA April 10, 2006/MARKETWIRE/ -- Solar Enertech Corp. (OTCBB:SOEN) (the “Company”) formerly Safer Residence Corp (OTCBB:SFRC) wishes to announce that the Company will henceforth operate under the name SOLAR ENERTECH CORP. which best reflects managements current strategic outlook and planning.

The Company intends to focus on the implementation of its business plan concentrating on the development of a sales network and construction of a manufacturing facility for production of Solar cells in order that the company can capitalize on certain opportunities present in the photovoltaic (PV) energy industry.

Further information will be released in the upcoming weeks as available. The name change and new business direction is effective immediately.

Forward-Looking Statements:

Except for statements of historical fact, the information presented herein may contain forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations and changes in consumer and business consumption habits and other factors over which Solar Enertech Corp. and/or Safer Residence Corp. has little or no control.

ON BEHALF OF THE BOARD

Solar Enertech Corp.

/s/ Leo S. Young

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Leo S. Young, President

Investor Relations Contact: Boundary Point Investor Relations Inc. 1-866-378-7372 Plan on visiting our new website at www.solarenertech.com – COMING SOON